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                                                                    Exhibit 4.01

                       RESTRICTED STOCK PURCHASE AGREEMENT


        This Agreement is made this 23rd day of March, 1989 between Symantec Corporation (the "Company"), a Delaware corporation, and Gordon E. Eubanks, Jr. ("Purchaser").

        The Company and Purchaser hereby agree as follows:

        1. Purchase of Shares. On this date and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, an aggregate of 30,000 shares of the Company's common stock (the "Shares") at an aggregate purchase price of $120,000 (the "Purchase Price") or $4.00 per Share (the "Purchase Price Per Share"). The term "Shares" refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits in respect of the Shares, and (c) all securities received in replacement of the Shares in a recapitalization, merger, reorganization or the like.

        2. Representations of Purchaser. Purchaser represents and warrants to the Company that:

           (a) Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

           (b) Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares.

           (c) Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

           (d) Purchaser is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the



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Shares and the restrictions on transferability of the Shares (e.g., that
Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); and (iv) the qualifications and backgrounds of the principals of the Company.

           (e) Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

           (f) At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio or television, or any other form of general advertising in connection with the sale and purchase of the Shares.

        3. Compliance with Federal Securities Laws. Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the Shares have not been registered with the Securities and Exchange Commission ("SEC") under the 1933 Act, but have been issued under an exemption or exemptions from the registration requirements of the 1933 Act which impose certain restrictions on Purchaser's ability to transfer the Shares.

           (a) Restrictions on Transfer. Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the 1933 Act or unless, in the opinion of counsel to the Company, an exemption from such registration is available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Purchaser has also been advised that an exemption from registration may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

           (b) Rule 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of two years, and in certain cases three years, after they have been purchased and paid for (within the



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meaning of Rule 144), before they may be resold under Rule 144.

        4. Compliance with State Securities Laws. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT, IF NOT YET QUALIFIED WITH THE CALIFORNIA COMMISSIONER OF CORPORATIONS AND NOT EXEMPT FROM SUCH QUALIFICATION, IS SUBJECT TO SUCH QUALIFICATION, AND THE ISSUANCE OF SUCH SECURITIES, AND THE RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE IS EXEMPT. THE RIGHTS OF THE PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION BEING AVAILABLE.

        5. Company's Repurchase Option. The Company shall have the option to repurchase all or a portion of the Shares on the terms and conditions set forth in this Section (the "Repurchase Option") if Purchaser should cease to be employed by the Company for any reason, or no reason, including without limitation Purchaser's death, disability, voluntary resignation or termination by the Company with or without cause.

           (a) Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Purchaser's employment at any time for any reason or no reason, with or without cause. Purchaser shall be considered to be employed by the Company if Purchaser is an officer, director or full-time employee of the Company or any parent, subsidiary or affiliate of the Company or if the Board of Directors determines that Purchaser is rendering substantial services as a part-time employee, consultant or independent contractor to the Company or any parent, subsidiary or affiliate of the Company. In case of any dispute, the Board of Directors of the Company shall have discretion to determine whether Purchaser has ceased to be employed by the Company or any parent, subsidiary or affiliate of the Company and the effective date on which Purchaser's employment terminated (the "Termination Date").

           (b) Vested and Unvested Shares. The percentage of the Shares that are considered "Vested Shares" shall be 25% of the Shares on March 23, 1990 provided Purchaser remains continuously employed by the Company until that date, with an additional 2.0833% of the Shares vesting for each additional month that the Purchaser remains



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continously employed thereafter with the Company until all of the Shares are vested. Shares that are not Vested Shares are "Unvested Shares". Unvested Shares may not be sold or otherwise transferred by Purchaser without the Company's prior written consent.

           (c) Exercise of Repurchase Option. At any time within 60 days after the Termination Date, the Company may elect to repurchase any or all of the Unvested Shares, by giving Purchaser written notice of exercise of the Repurchase Option.

           (d) Repurchase of Unvested Shares at Original Purchase Price. The Company or its assignee(s) shall have the option to repurchase from Purchaser (or from Purchaser's personal representative as the case may be) any or all of the Unvested Shares at the Purchaser's original Purchase Price Per Share (as adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the Company occurring after the date of this Agreement).

           (e) Payment of Repurchase Price. The repurchase price shall be payable, at the option of the Company or its assignee(s), by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company or by any combination thereof. The repurchase price shall be paid without interest within 60 days after the Termination Date.

           (f) Termination of Repurchase Option on Vested Shares. In any event, the Repurchase Option shall terminate as to all Shares that are Vested Shares (but not as to Unvested Shares) 180 days after the first public sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the 1933 Act.

        6. Company's Right of First Refusal. Before any Shares held by Purchaser or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including without limitation transfer by gift or operation of law), the Company shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").



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           (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"); and (v) the Holder shall offer to sell the Shares at the Offered Price to the Company.

           (b) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company may, by giving written notice to the Holder, elect to purchase all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

           (c) Purchase Price. The purchase price for Shares purchased under this Section shall be (i) the Offered Price in the case of Vested Shares or (ii) in the case of Unvested Shares, the lower of the Offered Price or the applicable repurchase price determined in accordance with Section 5 hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

           (d) Payment. Payment of the purchase price shall be made, at the option of the Company, either (i) in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company, or by any combination thereof within 60 days after receipt of the Notice, or (ii) in the manner and at the time(s) set forth in the Notice.

           (e) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in compliance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall



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continue to apply to the Shares in the hands of such Proposed Transferee. If the
Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

           (f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during Purchaser's lifetime or on Purchaser's death by will or intestacy to Purchaser's immediate family or a trust for the benefit of Purchaser or Purchaser's immediate family shall be exempt from the provisions of this Section. As used herein, "immediate family" shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

           (g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares that are Vested Shares 90 days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC.

        7. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers payment of the Purchase Price until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercises the Repurchase Option or Right of First Refusal hereunder. Upon such exercise, Purchaser shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

        8. Escrow. As security for the faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in



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the form of Exhibit A attached hereto, executed by Purchaser and by Purchaser's spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or its designee ("Escrow Holder"), who is hereby appointed to hold such certificate(s) and stock power in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Purchaser and the Company agree that Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated herein. The Shares shall be released from escrow upon termination of both the Repurchase Option and the Right of First Refusal; provided, however, that such release shall not affect the rights of the Company with respect to any pledge of Shares to the Company.

        9. Tax Consequences. Purchaser hereby acknowledges that Purchaser has been informed that, unless an election is filed by the Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the fair market value of the Vested Shares, at the time they cease to be Unvested Shares, over the purchase price for such Shares. Purchaser represents that Purchaser has consulted any tax consultant(s) Purchaser deems advisable in connection with the purchase of the Shares or the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit B for reference. PURCHASER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED SHARES.

        10. Restrictive Legends and Stop-Transfer Orders.



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              (a) Legends. Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by state or federal securities laws:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE, TRANSFER, RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEES) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS AND THE RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

              (b) Stop-Transfer Instructions. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

              (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.



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            (d) Market Standoff Agreement. Purchaser agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 90 days) from the effective date of such registration as the Company or the underwriters may specify for employee shareholders generally.

        11. Compliance with Laws and Regulations. The issuance and transfer of the Shares hereunder shall be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange on which the Company's common stock may be listed at the time of such issuance and transfer.

        12. Successors and Assigns. The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Repurchase Option and the Right of First Refusal. However, if the Company assigns its right to repurchase Shares under the Repurchase Option to a holder of more than 10% of the Company's outstanding voting securities, the assignee shall pay to the Company, in addition to the purchase price it pays to Purchaser, the difference between the cost of the Shares purchased under the Repurchase Option and the current fair market value of the Shares, as determined by the Company's Board of Directors. This Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser's heirs, executors, administrators, successors and assigns.

        13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Purchaser or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers employee stock plans, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Purchaser.

        14. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws



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of the State of California, excluding that body of laws pertaining to conflict of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        15. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified or registered mail, return receipt requested, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

        16. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        17. Entire Agreement. This Agreement, together with the Exhibits hereto and the Plan, constitutes the entire agreement of the parties and supersedes all prior understandings and agreements with respect to the subject matter hereof.

        18. Delivery of Payment. Purchaser hereby delivers to the Company the full Purchase Price by delivery of a Full Recourse Promissory Note of even date herewith in the principal amount of $120,000, secured by a Pledge Agreement of even date herewith.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Purchaser has executed this Agreement in duplicate as of the date set forth above.

COMPANY                                            PURCHASE
By: /s/ Robert Dykes                                /s/ Gordon E. Eubanks
   ---------------------------------------         ----------------------

Its: Vice President, Finance & Operations          Name: Gordon E. Eubanks, Jr.
    --------------------------------------              -----------------------

Address: 10201 Torre Ave.                          Address:
        ----------------------------------                 ---------------------



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
COMPANY                                            PURCHASE
 Cupertino, CA  95014                              -----------------------------



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